Exhibit 99.1

News release

HYZON TO FOCUS ON CORE NORTH AMERICAN MARKETS AND REFUSE INDUSTRY AND STRATEGICALLY HALT NETHERLANDS AND AUSTRALIAN OPERATIONS

Company to Continue Pursuit of New Capital and Adoption of Market-Leading Fuel Cell Technology in North America

BOLINGBROOK, Ill., July 8, 2024 – Hyzon (NASDAQ: HYZN) (Hyzon or the Company), a U.S.-based manufacturer and global supplier of high-performance hydrogen fuel cell systems focused on providing zero-emission power to decarbonize the most demanding industries, today announced that after considering its options as well as completing its assessment of the challenging market conditions across Europe and Australia, the Company will halt its operations in the Netherlands and Australia.

In comparison to North American efforts to accelerate the hydrogen transition and adoption of zero-emission, fuel cell technology, Hyzon said the government support for fuel cell-powered transportation in Europe and Australia has waned, including the disbandment in many European countries of hydrogen subsidies. Hyzon currently intends to maintain the potential to return to the European and Australian markets as a fuel cell system supplier to Original Equipment Manufacturers (OEMs).

“I would like to express my utmost gratitude to our dedicated European and Australian teams who have tirelessly worked toward advancing the hydrogen transition,” said Hyzon Chief Executive Officer Parker Meeks. This was a complex and difficult decision. Given the challenges of bringing new technology to market in an emerging industry, we believe we need to focus our efforts on the North American market and refuse industry as well as overseeing our large fleet trial programs which commence this summer, added Meeks.

In connection with the planned exit activities, the Company expects to incur charges of approximately $17 million, of which approximately $7 million is expected to be in cash. Components of the charges include non-cash inventory write-downs of approximately $7 million, employee-related costs of approximately $3 million, other exit related costs of approximately $4 million and non-cash impairment charges of approximately $3 million. The Company expects to incur these costs in the second and third quarters of 2024 and make the related cash payments in the third and fourth quarters of 2024. Further, the Company anticipates derecognition of certain liabilities, which may result in non-cash gains in the third and fourth quarters of 2024. The Company is presently unable to estimate these non-cash gains.

Nasdaq Capital Market Application

On January 23, 2024, the Company received a letter (the “Notice”) from the listing qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules 5550(a)(2) (the “Bid Price Rule”) for continued listing. The Bid Price Rule requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty consecutive business days. The Notice had no immediate effect on the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which has traded on The Nasdaq Global Select Market under the symbol “HYZN.” In accordance with the Compliance Period Rule, the Company has 180 calendar days to regain compliance. If, at any time before the end of this 180-day period, or through July 22, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to the Staff’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H), the Staff will provide written notification that the Company has achieved compliance with the Bid Price Rule. The Company has not yet achieved compliance with the Bid Price Rule. Pursuant to Nasdaq Marketplace Rule 4450(i), on July 5, 2024, the Company applied to transfer the listing of its Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market. Provided that it satisfies all of the criteria for such transfer, upon listing on The Nasdaq Capital Market, the Company will be afforded an additional 180 calendar days to comply with the Bid Price Rule and regain compliance if it meets certain criteria and notifies Nasdaq of its intent to cure the deficiency.

Strategic Capital Efforts and Liquidity Management

The Company continues to pursue its previously disclosed efforts to secure capital via the capital markets and explore various other strategic alternatives. These alternatives include a sale of all or a portion of the Company, a potential divestiture of its Europe and / or Australia/New Zealand businesses and subsidiaries, additional cost reductions, liquidity management, a reduction in workforce and other significant corporate transactions. The Company is also evaluating the need to pursue bankruptcy protection or other in-court relief if its financing efforts or other strategic alternatives are not successful.

In closing, despite its decision to halt the Netherlands and Australian operations, the Company reaffirms its commitment -- subject to its success with respect to capital raising and various other strategic alternatives -- to better position its first-to-market, zero-emission single stack 200kW hydrogen fuel cell technology for the North American Class 8 and refuse truck FCEV platforms. These platforms will both be featured in significant large-fleet trial programs throughout the United States and Canada starting this summer. Additionally, the Company continues to optimize its operations in China.

hyzonfuelcell.com

About Hyzon

Hyzon is a global supplier of high-performance hydrogen fuel cell technology focused on providing zero-emission power to decarbonize demanding industries. With agile, high-power technology designed for heavy-duty applications, Hyzon is at the center of a new industrial revolution fueled by hydrogen, an abundant and clean energy source. Hyzon focuses on deploying its fuel cell technology in heavy-duty commercial vehicles across North America, Europe, and Australia/New Zealand today and in tomorrow's power generation and energy storage, mining, construction, rail, marine, and airport ecosystems. To learn more about how Hyzon partners across the hydrogen value chain to accelerate the clean energy transition, visit www.hyzonfuelcell.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to Hyzon’s ability to pursue and enter into a strategic transaction, raise additional capital, and achieve the goals and benefits of its cost cutting and liquidity management initiatives, and the impact if such actions are not achieved. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our common stock on the Nasdaq Global Select Market; our ability to retain or recruit, or changes required in, our officers, key employees, or directors; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

hyzonfuelcell.com